As filed with the Securities and Exchange Commission on June 10, 1998
                      Registration No. 333-17177


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                          --------------
                 PRE-EFFECTIVE AMENDMENT NO. 4 TO
                             FORM S-3
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          --------------
                   Carrington Laboratories, Inc.
      (Exact name of registrant as specified in its charter)

                Texas                               75-1435663
  (State or other jurisdiction of                  (I.R.S. Employer
  incorporation or organization)                  Identification No.)

                      2001 Walnut Hill Lane
                       Irving, Texas  75038
                          (972) 518-1300
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

        ROBERT W. SCHNITZIUS                            Copy to:
 Chief Financial Officer & Treasurer              NORMAN R. ROGERS
    Carrington Laboratories, Inc.                 Thompson & Knight,
        2001 Walnut Hill Lane                 A Professional Corporation
         Irving, Texas  75038               1700 Pacific Avenue, Suite 3300
           (972) 518-1300                         Dallas, Texas 75201

(Name, address, including zip code, and telephone number, including area code, of agent for service)

  Approximate date of commencement of proposed sale to the public:
  From time to time after this registration statement becomes effective as determined by market conditions.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. _X_

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

 The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED JUNE 10, 1998
PROSPECTUS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
                               415,000 Shares

                       Carrington Laboratories, Inc.

                                Common Stock

        This Prospectus relates to the sale from time to time by certain shareholders (the "Selling Shareholders") of Carrington Laboratories, Inc., a Texas corporation ("Carrington" or the "Company"), of shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), of the Company acquired by the Selling Shareholders in a private placement in June 1997. See "Selling Shareholders." The Company will receive none of the proceeds from sales of the Shares.

        The Common Stock is quoted on the Nasdaq Stock Market's National Market ("Nasdaq") under the symbol "CARN." On June 8, 1998, the closing sales price of the Common Stock on Nasdaq was $4.25 per share. See "Selling Shareholders."

        The Shares may be sold from time to time by the Selling Shareholders, or by their pledgees, donees or other successors in interest. Such sales may be made on Nasdaq or otherwise at prices and on terms related to the then current market price of the Common Stock or in negotiated transactions. The Shares may be sold by any one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent, but may position and resell a portion of a block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal, and resale by such broker or dealer, for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. See "Plan of Distribution."

        The Company has agreed with the Selling Shareholders to use its reasonable best efforts to register the Shares in the Registration Statement (as hereinafter defined) of which this Prospectus is a part. The Company has also agreed to pay all reasonable expenses incident to such registration, other than underwriting discounts and commissions and other fees and expenses of investment bankers and other than brokerage commissions. It is estimated that the fees and expenses payable by the Company in connection with the registration of the Shares will be approximately $38,000. The Company intends to keep the Registration Statement (as hereinafter defined) of which this Prospectus is a part effective for a period ending no later than June 20, 1999. See "Selling Shareholders."

   THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
   SEE "RISK FACTORS" BEGINNING ON PAGE 4.


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
            THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
         SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE
         SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

        The date of this Prospectus is _____________________, 1998.

        No person is authorized in connection with the offering made hereby to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and any information or representation not contained or incorporated by reference herein must not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.


                             TABLE OF CONTENTS
                                                                    Page
   Available Information   . . . . . . . . . . . . . . . . . . . . . . 2
   Incorporation of Certain Documents by Reference . . . . . . . . . . 3
   The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
   Recent Developments . . . . . . . . . . . . . . . . . . . . . . . . 3
   Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
   Disclosure Regarding Forward-Looking Statements . . . . . . . . . . 7
   Selling Shareholders  . . . . . . . . . . . . . . . . . . . . . . . 7
   Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . 8
   Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
   Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

                           AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, registration statements, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. These reports, registration statements, proxy statements and other information may be obtained from the web site that the Commission maintains at http://www.sec.gov.

        The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, for the registration of 415,000 shares of Common Stock with respect to the offering made hereby (such Registration Statement, including all amendments or supplements thereto, being herein called the "Registration Statement"). This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by the Company with the Commission (File No. 0-11997) pursuant to the Exchange Act are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed on March 31, 1998;

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed on May 15, 1998;

     (3) The description of the Common Stock contained in the Registration Statement on Form 8-A of the Company heretofore filed by the Company with the Commission, including any amendments or reports filed for the purpose of updating such description; and

     (4) All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares.

        Any statement contained herein or in a document or information incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents or information that has been incorporated by reference in this
   Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Robert W. Schnitzius, Chief Financial Officer and Treasurer, Carrington Laboratories, Inc., 2001 Walnut Hill Lane, Irving, Texas 75038, telephone (972) 518-1300.

                                THE COMPANY

        Carrington is a research-based pharmaceutical and medical device company engaged in the development, manufacturing and marketing of naturally derived complex carbohydrate and other natural product therapeutics for the treatment of major illnesses and the dressing and management of wounds. The Company sells, using a network of distributors, non-prescription products through its Wound and Skin Care Division, veterinary medical devices and pharmaceuticals through its Veterinary Medical Division, which relies on an independent distributor for distribution of its products, and consumer products through its consumer product subsidiary, Caraloe, Inc. ("Caraloe"). The Company's research and product portfolio are based primarily on complex carbohydrate technology derived from the Aloe vera L plant.

        The Company's principal executive offices are located at 2001 Walnut Hill Lane, Irving, Texas 75038, and its telephone number is
   (972) 518-1300.

                            RECENT DEVELOPMENTS

        Proposed Ulcerative Colitis Trials. In April 1998, the Company announced that it is preparing for new Phase III clinical trials of a reformulated version of its proprietary drug Aliminase[TM] for the treatment of ulcerative colitis. The Company hopes to begin those trials during the first quarter of 1999 and believes that it will be able to fund the cost of the trials without incurring debt or obtaining new equity capital. However, there can be no assurance as to whether or when such trials will begin or, if begun, whether or when they will be completed or what the results will be. Likewise, there can be no assurance that the Company will be able to fund the cost of the trials without incurring debt or obtaining new equity capital.

        Proposed Aloe Vera Leaf Supply Agreement. During 1995 and 1996, the Aloe vera plants on the Company's farm in Costa Rica sustained some flood damage and a fungal disease that severely reduced the supply of Aloe vera leaves available from the farm. In addition, beginning in mid-1997, Caraloe experienced a sharp increase in sales of raw materials processed at the Company's processing facility in Costa Rica. As a result, the Company's demand for Aloe vera leaves has exceeded and continued to exceed both the current and the normal production capacity of its farm. It has therefore been necessary for the Company to purchase Aloe vera leaves from other sources at costs that are significantly higher than the cost of leaves produced on its own farm.

        The  Company  has  been  exploring  other  options to obtain the leaves  it  needs  at  lower  costs.  In March 1998, Caraloe signed a letter of intent to enter into a supply agreement with a company to be formed (the "leaf supplier") for the purpose of growing Aloe vera plants at a location in Costa Rica that is less than 15 miles from the Company's processing plant. The proposed supply agreement would provide for Caraloe to purchase from the leaf supplier, at mutually agreeable, locally competitive prices, all of the leaves Caraloe needs, to the extent its needs exceed the leaves available from the Company's farm plus up to 200,000 kilograms of leaves per month from another local source. The terms of the proposed supply agreement have not been negotiated, and there is no assurance that the proposed agreement will be entered into. It may be necessary for the Company to provide the leaf supplier with working capital through loans and/or equity investment. Even if Caraloe or the Company enters into the proposed supply agreement, the leaf supplier does not yet have the ability to supply Aloe vera leaves to purchasers, and it is unlikely that it would be able to supply the Company with any significant quantities of leaves before the first quarter of 1999. Unless and until the Company is able to obtain the leaves it needs from the leaf supplier, it will have to continue purchasing leaves from other sources. There is no assurance that the Company will be able to continue acquiring adequate supplies of Aloe vera leaves from other sources or that it will be able to purchase leaves at costs that will allow the Company's and Caraloe's products to be price-competitive.


                                RISK FACTORS

        The shares of Common Stock offered hereby involve a high degree of risk. Prospective purchasers should carefully consider the following risk factors, in addition to the other information contained or incorporated by reference in this Prospectus.

        No Assurance of Profits. The Company incurred a net loss in each of the fiscal years 1983 (the year of its initial public offering) through 1990 and had to rely on outside sources of funds to maintain its liquidity during this period. In each of the fiscal years 1991 through 1994, the Company had positive earnings. The Company sustained net losses during 1995 and 1996. In 1997, the Company again had positive earnings. Thus, there can be no assurance to shareholders that the Company will conduct its operations profitably, either currently or in the future.

        Need for Additional Funds. Although the Company had approximately $4,874.000 of cash at May 27, 1998, substantial additional funding will be required to complete the development of and to commercialize the Company's proposed prescription pharmaceutical products. If the Company is unable to obtain additional financing, it could have a material adverse effect on the Company's ability to complete the development of and to commercialize the Company's proposed prescription pharmaceutical products. No assurances are given as to the Company's ability to obtain additional funding or as to the terms of any such funding. The Company currently has a $3,000,000 line of credit available to it, of which $1,100,000 is used to secure a letter of credit. To the extent that future financing requirements are satisfied through the issuance of equity securities, the Company's shareholders may experience dilution. The incurrence of debt financing could result in a substantial portion of the Company's operating cash flow being dedicated to the payment of principal and interest on such indebtedness, could render the Company more vulnerable to competitive pressures and economic downturns and could impose restrictions on the Company's operations.

        Supply of Aloe Vera Leaves. The Company is dependent upon a steady and affordable supply of Aloe vera leaves to use in its
   products.    For  reasons  explained above (see "Recent Developments
   Proposed Aloe Vera Leaf Supply Agreement"), the Company's current demand for Aloe vera leaves exceeds both the current and the normal production capacity of its farm in Costa Rica, and the Company has therefore been purchasing leaves from other sources at costs that are significantly higher than the cost of leaves produced on its own farm. The Company is exploring other options to obtain the leaves it needs at lower costs (see "Recent Developments Proposed Aloe Vera Leaf Supply Agreement"), but there is no assurance that the Company will be able to obtain adequate supplies of Aloe vera leaves from other sources when it needs them or that it will be able to purchase leaves at costs that will allow the Company's and Caraloe's products to be price-competitive. Arranging a satisfactory source of leaves may require the Company to make loans to or investments in one or more leaf suppliers.

        Freeze-Dried Products. In February 1995, the Company entered into a supply agreement for a term of 66 months with its supplier of freeze-dried products. The agreement required the Company to purchase a total of $2,500,000 of products, make monthly minimum purchases of $30,000 and secure its obligations under the agreement with a letter of credit equal to 60% of the unfulfilled purchase obligation. This supplier produces CarraSorb[TM] M Freeze Dried Gel and the Carrington[TM] (Aphthous Ulcer) Patch for the Company. Both of these products represent new technology and are still in the early phase of marketing. In February 1998, the supply agreement was amended to allow the Company to satisfy all or part of each monthly minimum purchase requirement by making a prepayment in an equal amount. Such prepayments can be applied to future purchases under the agreement. The purpose of this arrangement was to enable the
   Company to keep its inventory of freeze-dried products at levels appropriate for sales demand.

        As of April 30, 1998, the Company had purchased $515,000 of these products and made prepayments totaling $205,000 pursuant to the amended agreement; approximately $348,000 of these products were still in inventory; and the letter of credit securing the agreement had been reduced to $1,100,000. Current sales of these products are lower than the minimum purchase obligation, but the Company believes that licensing, acceptance and demand for the new technology will increase and will result in demand that will exceed the minimum purchase obligation. The Company is in full compliance with the agreement and, as of May 31, 1998, had the available resources to meet all of its obligations under the agreement. However, there is no assurance that the demand will increase or that the Company will be able to sell all of the products it is required to purchase from this supplier. If and to the extent that the Company makes prepayments under the agreement but does not use those prepayments to purchase products that it can sell, the prepayments would eventually have to be charged against the Company's earnings.

        Hydrocolloid and Calcium Alginate Products. In November 1995, the Company signed a licensing agreement with a supplier of calcium alginates and other wound care products. Under the agreement, the Company has exclusive marketing rights to advanced wound care products for ten years in North and South America and the People's Republic of China. Pursuant to the agreement, the Company made an initial payment to the supplier of $500,000 in November 1995. In July 1997 and October 1997, additional payments of $166,000 and $167,000, respectively, were paid to this supplier upon delivery of CarraSmart[TM] Hydrocolloid Wound Dressing and CarraGinate[TM] Calcium Alginate Wound Dressing, two new products that were launched during the third and fourth quarters of 1997, respectively. These payments resulted in increasing other assets of the Company and are being amortized over a 10-year period. As of April 30, 1998, the net book value of the licensing agreement was $679,000. If the Company were to discontinue selling the products purchased from this supplier, the remaining net book value of this agreement would have to be charged to earnings. Although the Company has no current plans to discontinue selling these products, there can be no assurance that the Company will continue selling them for any specific period of time.

        No Assurance of Regulatory Approvals. The commercialization of certain of the Company's proposed products will require approvals from the Food and Drug Administration (the "FDA") and comparable regulatory agencies in most foreign countries. To obtain such approvals, the safety and efficacy of the products must be demonstrated through extensive preclinical testing and human clinical trials. There is no assurance that the safety or efficacy of a product, to the extent demonstrated in preclinical testing, will be pertinent to the development of, or indicative of the safety or efficacy of, a product for the human market. In addition, there is no assurance that the results of clinical trials of a product will be consistent with results obtained in preclinical tests. Furthermore, there is no assurance that any product will be shown to be safe and effective or that regulatory approval for any product will be obtained on a timely basis, if at all.

        No Assurance Pharmaceutical Products Will be Commercialized. The Company currently derives no revenue from the sale of prescription pharmaceutical products. The Company currently has several complex carbohydrate pharmaceutical compounds under development that are in preclinical trials. There is no assurance that the Company's product development efforts will be successfully completed or that required approvals can be obtained. Even if products are approved, they may not achieve commercial success. Furthermore, although the Company has an established sales force experienced in the marketing of nonprescription pharmaceutical products, the Company's sales force has very limited experience in the marketing of prescription-only drugs. There is no assurance that the Company will be able to establish an experienced sales force for this purpose.

        Limited Manufacturing Experience. Although members of the Company's management have extensive experience in the business of developing, manufacturing and marketing human and animal health products, the Company does not have experience in the large scale manufacture of bulk or finished dosage forms of complex carbohydrates or any other pharmaceutical compound. In addition, the Company will be required to expand its current manufacturing facilities or contract with third parties to meet any requirement to produce commercial quantities of finished oral dosage forms of its complex carbohydrates and to meet any long-term requirement to produce commercial quantities of finished injectable dosage forms.

        Government Regulation. The Company is subject to regulation by numerous governmental authorities in the United States and other countries. Certain of the Company's proposed products will require governmental approval or licensing prior to commercial use. The approval process applicable to prescription pharmaceutical products usually takes several years and typically requires substantial expenditures. The Company and any licensees of the Company may encounter significant delays or excessive costs in their respective efforts to secure necessary approvals or licenses. Future United States or foreign legislative or administrative acts could also prevent or delay regulatory approval of the Company's or its licensees' products. Failure to obtain requisite governmental approvals or failure to obtain approvals of the scope requested could delay or preclude the Company and any licensees of the Company from marketing their products, or could limit the commercial use of the products, and thereby have a material adverse effect on the Company's liquidity and financial condition.

        Highly Competitive Industry. There is substantial competition in the pharmaceutical industry. Potential competitors in the United States are numerous and include pharmaceutical, chemical and biotechnology companies. Many of these companies have substantially greater capital resources, research and development staffs, facilities and expertise (including in research and development, manufacturing, testing, obtaining regulatory approvals and marketing) than the Company. Furthermore, some competitors may achieve product commercialization earlier than the Company.

        Volatility of Stock Price. Since the Company's initial public offering in 1983, the market price of the Common Stock has fluctuated over a wide range, and it is likely that the price of the Common Stock will fluctuate in the future. Announcements of a positive or negative nature regarding technical innovations, new commercial products, regulatory approvals, patent or proprietary rights or other developments concerning the Company or its competitors could have a significant impact on the market price of the Common Stock.

        Shares Eligible for Future Sale. Future sales of shares of Common Stock by existing shareholders, or by shareholders who receive shares of Common Stock through the exercise of options or warrants, could have an adverse effect on the price of the Common Stock.

        No Dividends Anticipated in the Foreseeable Future. The Company has not paid any cash dividends on the Common Stock since its initial public offering in 1983 and does not anticipate paying cash dividends on the Common Stock in the foreseeable future. Declaration of cash dividends on the Common Stock will depend upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements and general business conditions.

        Product Liability Exposure. The Company could be subject to product liability claims in connection with the use of products that the Company and its licensees are currently manufacturing, testing or selling or that the Company and any licensees may manufacture, test or sell in the future. There is no assurance that the Company would have sufficient resources to satisfy any liability resulting from these claims or would be able to have its customers indemnify or insure the Company against such claims. The Company currently carries product liability insurance in the amount of $5,000,000, but there is no assurance that such coverage will be adequate in terms and scope to protect it against material adverse effects in the event of a successful product liability claim.

        Patents. The Company has obtained patents or filed patent applications in the United States and approximately 24 other countries in three series regarding the compositions of acetylated mannan derivatives, the processes by which they are produced and the methods of their use. The Company believes that the patents it has obtained and those it is seeking constitute valuable assets. However, patent rights resulting from issued patents are not self-enforcing. The Company must enforce the rights if and when they are infringed. Accordingly, there are no assurances that any patents issued to the Company give significant commercial protection.

        Obsolescence. The pharmaceutical industry has undergone rapid and significant change. The Company expects that this field will continue to develop rapidly, and the Company's future success will depend, in large part, on its ability to maintain a competitive position. Rapid technological development may result in the Company's products or processes becoming obsolete before marketing of those products or before the Company recovers a significant portion of the research, development and commercialization expenses incurred with respect to those products.

        Dependence Upon Key Personnel. The Company's success depends in large part upon its ability to attract and retain highly qualified scientific, manufacturing, marketing and management personnel. The Company believes that it employs highly qualified personnel in all these areas. The Company, however, faces competition for such personnel from other companies, academic institutions, government entities and other organizations. There is no assurance that the Company will be successful in hiring or retaining the requisite personnel.

        Antitakeover Matters. Certain provisions of the Company's Restated Articles of Incorporation and Bylaws may be deemed to have an antitakeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder of the Company might consider in such shareholder's best interest, including attempts that might result in the payment of a premium over the market price for shares of Common Stock. These provisions include a provision in the Company's Restated Articles of Incorporation authorizing the issuance of "blank check" preferred stock by the Board of Directors of the Company without further shareholder approval. They also include provisions in the Company's Bylaws that divide the directors of the Company into three classes that are elected for staggered three-year terms and that establish advance notice procedures with respect to submissions by shareholders of proposals to be acted on at shareholder meetings and of nominations of candidates for election as directors. In addition, the Company has instituted a shareholder rights plan, which may have the effect of discouraging an unsolicited takeover proposal.

              DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This Prospectus includes or incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. All statements other than statements of historical fact included in, or incorporated by reference in, this Prospectus are forward-looking statements, including without limitation, statements under the caption "Risk Factors." Forward-looking statements generally include or are accompanied by words such as "anticipate," "believe," "estimate," "expect," "intend" or similar words. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed under the caption "Risk Factors" in this Prospectus. Cautionary Statements include but are not limited to the possibilities that the Company may be unable to obtain the funds needed to carry out large scale clinical trials and other research and development projects, that the results of the Company's clinical trials may not be sufficiently positive to warrant continued development and marketing of the products tested, that new products may not receive required approvals by the appropriate government agencies or may not meet with adequate customer acceptance, that the Company may not be able to obtain financing when needed, that the Company may not be able to obtain adequate supplies of Aloe vera leaves when it needs them or to purchase them at costs that will allow its products to be price-competitive, and that the Company may not be able to sell all of certain products that it has purchased or is obligated to purchase from certain suppliers. All forward-looking statements included or incorporated by reference in this Prospectus, and all subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf, are expressly qualified in their entirety by the Cautionary Statements.

                            SELLING SHAREHOLDERS

        The Shares offered hereby are shares of Common Stock sold by the Company to the Selling Shareholders in a private placement in June 1997 (the "Private Placement"). The Shares were sold to the Selling Shareholders for an aggregate purchase price of approximately
   $2,500,000. The purchase price was determined through discussions between the Company and a representative of the Selling Shareholders and was based on the last reported sale price of the Common Stock on June 3, 1997 ($6.875), less a discount of 12.5% to approximate the liquidity risk inherent in unregistered stock.

        In connection with the Private Placement, the Company agreed to use its reasonable best efforts to amend the Registration Statement to cover the resale of the Shares and to keep it effective until the earliest to occur of (i) the sale and disposition of all of the Shares, (ii) all of the Shares become eligible for sale under Rule 144 and (iii) June 20, 1998. However, under the terms of the stock purchase agreement pursuant to which the private placement was effected, the Company would not have been penalized for failing to effect such registration. Although it is not obligated to do so, the Company currently intends to keep the Registration Statement effective until June 20, 1999 or until all of the Shares have been sold or disposed of, whichever first occurs.

        The following table sets forth certain information with respect to the ownership of the Common Stock, as of May 31, 1998, and as adjusted to reflect the sale of the Shares offered hereby, by each of the Selling Shareholders. Each Selling Shareholder has sole voting and investment power with respect to all shares indicated as being beneficially owned by such person.

                            Beneficial          Maximum      Beneficial
                           Ownership of        Number of    Ownership of
                           Common Stock         Shares      Common Stock
                              Before            Being           After
                           the Offering        Offered     the Offering(1)

                                                             Number
         Name             Number of                            of
                            Shares    Percent                Shares  Percent

   Lucia A. Englander       20,000       *%     10,000       10,000     *

   Michael C. Mewhinney    165,000     1.8%    165,000            0   0.0%

   John L. Strauss         340,000     3.7%    240,000       100,000  1.1%

     Total                 515,000             415,000
   ____________________
   * Less than 1%.

   (1)    Assumes that all Shares being offered are sold.

                            PLAN OF DISTRIBUTION

        The Shares may be sold from time to time by the Selling Shareholders, or by their pledgees, donees or other successors in interest. Such sales may be made by the Selling Shareholders on Nasdaq or otherwise at prices and on terms related to the then
   c u r rent market price of the Common Stock or in negotiated transactions. The Shares may be sold by any one or more of the following methods:

        (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent, but may position and resell a portion of a block as principal to facilitate the transaction;

        (b) purchases by a broker or dealer as principal, and resale by such broker or dealer, for its account pursuant to this Prospectus;

        (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

        (d)  privately negotiated transactions.

        The Selling Shareholders may effect such transactions by selling the Shares to or through brokers or dealers. Such brokers or dealers will receive compensation in the form of discounts or commissions from the Selling Shareholders, and they may also receive commissions from the purchasers of the Shares for whom they may act as agents. Such discounts or commissions from the Selling Shareholders or such purchasers are not expected to exceed those customary in the types of transactions involved.

        The Company has agreed to pay all reasonable expenses incident to registration of the Shares, other than underwriting discounts and commissions, other fees and expenses of investment bankers, and brokerage commissions. It is estimated that the fees and expenses payable by the Company in connection with the registration of the Shares will be approximately $38,000. The Company will receive none of the proceeds from sales of the Shares.

        In the event the Shares are offered to the public by the Selling Shareholders, they may be deemed "underwriters" within the meaning of the Securities Act of 1933. Any broker-dealer selling the Shares as agent for a Selling Shareholder and any broker-dealer purchasing and reselling the Shares for its own account may also be deemed an "underwriter."

                               LEGAL MATTERS

        The legality of the Shares offered hereby will be passed upon for the Company by Thompson & Knight, A Professional Corporation, Dallas, Texas.

                                  EXPERTS

        The consolidated financial statements of the Company at December 31, 1997 and for the year then ended, appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, and at December 31, 1996, and for each of the two years in the period then ended, have been audited by Arthur Andersen LLP, independent auditors, as set forth in their respective reports thereon included therein and incorporated in this Prospectus and Registration Statement by reference, and are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

   Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses, other than brokerage discounts and commissions, expected to be incurred in connection with the offering of the Shares registered hereby. All amounts, except the Securities and Exchange Commission registration fee, are estimated.

          Securities and Exchange Commission Registration Fee  $ 4,364

          Accounting Fees and Expenses . . . . . . . . . .      14,500

          Legal Fees and Expenses  . . . . . . . . . . . .      17,000

          Miscellaneous Expenses . . . . . . . . . . . . .       2,000

                Total    . . . . . . . . . . . . . . . . . . . $37,864



          Pursuant  to  the terms of the Stock Purchase Agreement filed as
   Exhibit 10.1 to this Registration Statement, under which the Selling Shareholders have been granted registration rights in connection with the registration being effected hereby, the Selling Shareholders will pay any underwriting discounts and commissions and other fees and expenses of investment bankers and any brokerage commissions payable in respect of sales of the Shares. The Company will bear all other reasonable expenses incident to the registration of the Shares pursuant to this Registration Statement.

   Item 15.     Indemnification of Directors and Officers.

          The Company is a Texas corporation. Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act authorizes Texas corporations, such as the Company, to eliminate or limit, pursuant to a provision in their articles of incorporation, the liability of directors thereof to the corporation and its shareholders for certain acts or omissions in the director s capacity as a director, subject to certain limitations. Reference is made to Article Fifteen of the Company s Restated Articles of Incorporation, which are filed as Exhibit 4.1 hereto, that eliminates the liability of directors of the Company for monetary damages for certain acts or omissions, subject to certain limitations.

          Article 2.02-1 of the Texas Business Corporation Act permits (and in certain circumstances requires) Texas corporations, such as the Company, to indemnify directors and officers thereof under certain conditions and subject to certain limitations. Reference is made to Article Nine of the Company's Bylaws, which are filed as Exhibit 4.2 hereto, that provides for indemnification of directors and officers of the Company, subject to certain limitations.

          The Company maintains a directors' and officers' liability insurance policy insuring its directors and officers against certain liabilities and expenses incurred by them in their capacities as such and insuring the Company, under certain circumstances, in the event that indemnification payments are made by the Company to such directors and officers.

          Pursuant  to  the terms of the Stock Purchase Agreement filed as
   Exhibit 10.1 to this Registration Statement, the Selling Shareholders have agreed to indemnify the Company and its directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, to the extent that selling shareholders generally indemnify and hold harmless issuers of securities in public offering by selling shareholders with respect to information furnished by selling shareholders.

          The foregoing summaries are necessarily subject to the complete text of the statutes, Restated Articles of Incorporation, Bylaws, insurance policy and agreement referred to above and are qualified in their entirety by reference thereto.


   Item 16.     Exhibits.

          The information required by this Item 16 is set forth in the Index to Exhibits accompanying this Registration Statement.


   Item 17.  Undertakings.

        (a)  Rule 415 Offering.

             The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration
        Statement:

                  (I) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to  reflect in the Prospectus any facts or events
             arising  after  the  effective  date  of  the  Registration
             Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with r e spect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(I) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  Filings  Incorporating Subsequent Exchange Act Documents by
        Reference.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)  Acceleration of Effectiveness.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 9th day of June, 1998.
                                           Carrington Laboratories, Inc.
                                           (Registrant)

                                By:     /s/ CARLTON E. TURNER
                                   Carlton E. Turner, Ph.D.
                                   Chief  Executive Officer and President

          Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                   Title                              Date

         *               Chairman of the Board                    June 9, 1998
   George DeMott

/s/ CARLTON E. TURNER    Chief Executive Officer, President and   June 9, 1998
Carlton E. Turner, Ph.D. Director (Principal Executive Officer)

/s/ ROBERT W. SCHNITZIUS Chief Financial Officer and Treasurer    June 9, 1998
 Robert W. Schnitzius    (Principal Financial Officer)

         *               Director                                 June 9, 1998
 Selvi Vescovi

         *               Director                                 June 9, 1998
 Thomas J. Marquez

         *               Director                                 June 9, 1998
 Robert A. Fildes, Ph.D.

        *                Director                                 June 9, 1998
  James T. O'Brien

       *                 Director                                 June 9, 1998
  R. Dale Bowerman

   *        /s/ CARLTON E. TURNER
         Carlton E. Turner, Ph.D.
         Attorney-in-Fact

                         INDEX TO EXHIBITS

                                                      Sequentially
    Number                     Exhibit                  Numbered
                                                          Page

       4.1 ---   Restated Articles of Incorporation of the
                 Company (incorporated herein by reference to Exhibit 3.1 to the Company's 1988
                 Annual Report on Form 10-K).
       4.2 --- Bylaws of the Company, as amended through April 27, 1995 (incorporated herein by reference to Exhibit 3.5 to the Company's
                 1995 Annual Report on Form 10-K).

       4.3 ---   Statement  of Change of Registered Office
                 and   Registered  Agent  of  the  Company
                 (incorporated   herein  by  reference  to
                 Exhibit  3.1  to  the Company's Quarterly
                 Report on Form 10-Q for the quarter ended
                 May 31, 1991).
       4.4 ---   Statement   of   Resolution  Establishing
                 Series  D  Preferred Stock of the Company
                 (incorporated   herein  by  reference  to
                 Exhibit  3.1  to  the Company's Quarterly
                 Report on From 10-Q for the quarter ended
                 August 31, 1991)
       4.5 ---   Rights  Agreement  dated  as of September
                 19 ,    1991,  between  the  Company  and
                 Ameritrust  Company  National Association
                 (incorporated   herein  by  reference  to
                 Exhibit 1 to the Company's Report on Form
                 8-K dated September 19, 1991).
       5.1*---   Opinion   of   Thompson   &   Knight,   A
                 Professional Corporation.
      10.1 ---   Form  of  Stock  Purchase Agreement dated
                 June  20,  1997  between  the Company and
                 Lucia  A. Englander, Michael C. Mewhinney
                 and  John L. Strauss (incorporated herein
                 by     reference  to  Exhibit  1  to  the
                 Company's  Report  on Form 8-K dated June
                 20, 1997).

      23.1*---   Consent of Ernst & Young LLP.
      23.2*---   Consent     of     Independent     Public
                 Accountants.
      23.3*---   Consent   of   Thompson   &   Knight,   A
                 Professional   Corporation  (included  in
                 Exhibit 5.1).
      24.1+---   Power   of   Attorney  (included  on  the
                 signature    page    of    the   original
                 Registration Statement).
   ______________________

   *      Filed herewith.
   +      Previously filed.

                                                              EXHIBIT 5.1

   (214) 969-1700
                                June 9, 1998

   Carrington Laboratories, Inc.
   2001 Walnut Hill Lane
   Irving, Texas 75038

   Re:    Registration  Statement on Form S-3 (Commission File No. 333-17177)

   Gentlemen:

        We have acted as counsel for Carrington Laboratories, Inc., a Texas corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (Commission File No. 333-17177), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the proposed sale of up to 415,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company by certain shareholders of the Company (the "Selling Shareholders"). The Shares are proposed to be sold by the Selling Shareholders in the manner set forth in the Prospectus constituting Part I of the Registration Statement under the caption "Plan of Distribution."

        In connection with the foregoing, we have examined the originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, certificates of public officials and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. As to questions of fact material to such opinion, we have, where relevant facts were not independently established, relied upon statements of officers of the Company.

        On the basis of the foregoing and in reliance thereon, we advise you that in our opinion the Shares that may be sold by the Selling Shareholders pursuant to the Registration Statement are legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 of the Registration Statement and to the reference to us in the Prospectus under the caption "Legal Matters." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                      Respectfully submitted,

                                      THOMPSON & KNIGHT
                                      A Professional Corporation

                                      By:       /s/ NORMAN R. ROGERS
                                          Norman R. Rogers, Attorney

                                                            EXHIBIT 23.1

                        CONSENT OF ERNST & YOUNG LLP


       We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-17177), as amended, for the registration of 415,000 shares of common stock of Carrington Laboratories, Inc. and to the incorporation by reference therein of our report dated February 25, 1998, with respect to the consolidated financial statements and schedule of Carrington
   Laboratories, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                        ERNST & YOUNG LLP


   Dallas, Texas
   June 3, 1998

                                                            EXHIBIT 23.2

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


       As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-3, No. 333-17177) of our report dated February 7, 1997 (except with respect to certain matters discussed in Note Seven to the consolidated financial statements, as to which the date is April 25, 1997 ) , included in the Carrington Laboratories, Inc., and Subsidiaries Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this Registration Statement. It should be noted that we have not audited any financial statements of Carrington Laboratories, Inc. subsequent to December 31, 1996, or performed any audit procedures subsequent to the date of our report, February 7, 1997 (except with respect to certain matters discussed in Note Seven, as to which the date is April 25, 1997).




                                        ARTHUR ANDERSEN LLP


   Dallas, Texas
   June 10, 1998

   Item 17.  Undertakings.

        (a)  Rule 415 Offering.

             The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration
        Statement:

                  (I) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to  reflect in the Prospectus any facts or events
             arising  after  the  effective  date  of  the  Registration
             Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with r e spect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(I) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  Filings  Incorporating Subsequent Exchange Act Documents by
        Reference.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)  Acceleration of Effectiveness.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 9th day of June, 1998.
                                           Carrington Laboratories, Inc.
                                           (Registrant)

                                By:     /s/ CARLTON E. TURNER
                                   Carlton E. Turner, Ph.D.
                                   Chief  Executive Officer and President

          Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                   Title                              Date

         *               Chairman of the Board                    June 9, 1998
   George DeMott

/s/ CARLTON E. TURNER    Chief Executive Officer, President and   June 9, 1998
Carlton E. Turner, Ph.D. Director (Principal Executive Officer)

/s/ ROBERT W. SCHNITZIUS Chief Financial Officer and Treasurer    June 9, 1998
 Robert W. Schnitzius    (Principal Financial Officer)

         *               Director                                 June 9, 1998
 Selvi Vescovi

         *               Director                                 June 9, 1998
 Thomas J. Marquez

         *               Director                                 June 9, 1998
 Robert A. Fildes, Ph.D.

        *                Director                                 June 9, 1998
  James T. O'Brien

       *                 Director                                 June 9, 1998
  R. Dale Bowerman

   *        /s/ CARLTON E. TURNER
         Carlton E. Turner, Ph.D.
         Attorney-in-Fact

                         INDEX TO EXHIBITS

                                                      Sequentially
    Number                     Exhibit                  Numbered
                                                          Page

       4.1 ---   Restated Articles of Incorporation of the
                 Company (incorporated herein by reference to Exhibit 3.1 to the Company's 1988
                 Annual Report on Form 10-K).
       4.2 --- Bylaws of the Company, as amended through April 27, 1995 (incorporated herein by reference to Exhibit 3.5 to the Company's
                 1995 Annual Report on Form 10-K).

       4.3 ---   Statement  of Change of Registered Office
                 and   Registered  Agent  of  the  Company
                 (incorporated   herein  by  reference  to
                 Exhibit  3.1  to  the Company's Quarterly
                 Report on Form 10-Q for the quarter ended
                 May 31, 1991).
       4.4 ---   Statement   of   Resolution  Establishing
                 Series  D  Preferred Stock of the Company
                 (incorporated   herein  by  reference  to
                 Exhibit  3.1  to  the Company's Quarterly
                 Report on From 10-Q for the quarter ended
                 August 31, 1991)
       4.5 ---   Rights  Agreement  dated  as of September
                 1 9 ,   1991,  between  the  Company  and
                 Ameritrust  Company  National Association
                 (incorporated   herein  by  reference  to
                 Exhibit 1 to the Company's Report on Form
                 8-K dated September 19, 1991).
       5.1*---   Opinion   of   Thompson   &   Knight,   A
                 Professional Corporation.
      10.1 ---   Form  of  Stock  Purchase Agreement dated
                 June  20,  1997  between  the Company and
                 Lucia  A. Englander, Michael C. Mewhinney
                 and  John L. Strauss (incorporated herein
                 b y    reference  to  Exhibit  1  to  the
                 Company's  Report  on Form 8-K dated June
                 20, 1997).

      23.1*---   Consent of Ernst & Young LLP.
      23.2*---   Consent     of     Independent     Public
                 Accountants.
      23.3*---   Consent   of   Thompson   &   Knight,   A
                 Professional   Corporation  (included  in
                 Exhibit 5.1).
      24.1+---   Power   of   Attorney  (included  on  the
                 signature    page    of    the   original
                 Registration Statement).
   ______________________

   *      Filed herewith.
   +      Previously filed.

                                                              EXHIBIT 5.1

   (214) 969-1700
                                June 9, 1998

   Carrington Laboratories, Inc.
   2001 Walnut Hill Lane
   Irving, Texas 75038

   Re:    Registration  Statement on Form S-3 (Commission File No. 333-17177)

   Gentlemen:

        We have acted as counsel for Carrington Laboratories, Inc., a Texas corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (Commission File No. 333-17177), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the proposed sale of up to 415,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company by certain shareholders of the Company (the "Selling Shareholders"). The Shares are proposed to be sold by the Selling Shareholders in the manner set forth in the Prospectus constituting Part I of the Registration Statement under the caption "Plan of Distribution."

        In connection with the foregoing, we have examined the originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, certificates of public officials and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. As to questions of fact material to such opinion, we have, where relevant facts were not independently established, relied upon statements of officers of the Company.

        On the basis of the foregoing and in reliance thereon, we advise you that in our opinion the Shares that may be sold by the Selling Shareholders pursuant to the Registration Statement are legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 of the Registration Statement and to the reference to us in the Prospectus under the caption "Legal Matters." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                      Respectfully submitted,

                                      THOMPSON & KNIGHT
                                      A Professional Corporation

                                      By:       /s/ NORMAN R. ROGERS
                                          Norman R. Rogers, Attorney

                                                            EXHIBIT 23.1

                        CONSENT OF ERNST & YOUNG LLP


       We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-17177), as amended, for the registration of 415,000 shares of common stock of Carrington Laboratories, Inc. and to the incorporation by reference therein of our report dated February 25, 1998, with respect to the consolidated financial statements and schedule of Carrington
   Laboratories, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                        ERNST & YOUNG LLP


   Dallas, Texas
   June 3, 1998

                                                            EXHIBIT 23.2

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


       As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-3, No. 333-17177) of our report dated February 7, 1997 (except with respect to certain matters discussed in Note Seven to the consolidated financial statements, as to which the date is April 25, 1997 ) , included in the Carrington Laboratories, Inc., and Subsidiaries Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this Registration Statement. It should be noted that we have not audited any financial statements of Carrington Laboratories, Inc. subsequent to December 31, 1996, or performed any audit procedures subsequent to the date of our report, February 7, 1997 (except with respect to certain matters discussed in Note Seven, as to which the date is April 25, 1997).




                                        ARTHUR ANDERSEN LLP


   Dallas, Texas
   June 10, 1998